                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 9, 2003

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                             ELECTRO RENT CORPORATION
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                     0-9061                    95-2412961
       (State or other           (Commission File Number)       (IRS Employer
jurisdiction of incorporation)                               Identification No.)

                          6060 SEPULVEDA BOULEVARD
                       VAN NUYS, CALIFORNIA 91411-2501
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code:  (818) 787-2100

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Item 5.  Information Provided Under Item 5
(Other Events and Required FD Disclosure)

The following information is furnished pursuant to Item 5, "Other Events and Required FD Disclosure":

On October 9, 2003, Electro Rent Corporation issued a press release announcing that (i) its Board of Directors has approved an extraordinary cash distribution of $4.00 per share which is expected to be paid to shareholders on January 14, 2004, and (ii) William Weitzman, Electro Rent's
President and Chief Operating Officer, is stepping down as an officer and director.  A copy of the press release is furnished as Exhibit 99.1 to this report.  A copy of the letter setting forth the terms of Mr. Weitzman's departure is furnished as Exhibit 10(D)(3) to this report.  As a result of the benefits payable to Mr. Weitzman in connection with his departure,
Electro Rent expects to incur a charge of approximately $2.3 million to
$2.6 million during the second quarter of fiscal 2004.  The amounts payable are provided pursuant to his employment agreement for compensation and welfare and retirement benefits for Mr. Weitzman and his family.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ELECTRO RENT CORPORATION

Date: October 9, 2003                       By: /s/ CRAIG R. JONES
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                                            Craig R. Jones
                                            Vice President and
                                            Chief Financial Officer

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                                EXHIBIT INDEX

Exhibit No.        Description
-----------        ------------------------------------------------------
   10(D)(3)        Letter regarding William Weitzman

      99.1         Press release, dated October 9, 2003,
                     issued by Electro Rent Corporation